Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED HERMES MONEY MARKET OBLIGATIONS TRUST (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganization of Federated Hermes Institutional Prime Value Obligations Fund (a portfolio of the Trust) into Federated Hermes Institutional Prime Obligations Fund (a portfolio of the Trust), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue		March 1, 2024
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/s/ Jeremy D. Boughton		March 1, 2024
Jeremy D. Boughton	Treasurer
(Principal Financial Officer/
Principal Accounting Officer)

/s/ John Carson		March 1, 2024
John Carson	Trustee

/s/ Thomas R. Donahue		March 1, 2024
Thomas R. Donahue	Trustee

/s/ G. Thomas Hough		March 1, 2024
G. Thomas Hough	Trustee

/s/ Maureen Lally-Green		March 1, 2024
Maureen Lally-Green	Trustee

/s/ Thomas M. O’Neill		March 1, 2024
Thomas M. O’Neill	Trustee

Reorganization of Federated Hermes Institutional Prime Value Obligations Fund into Federated Hermes Institutional Prime Obligations Fund.

/s/ Madelyn A. Reilly		March 1, 2024
Madelyn A. Reilly	Trustee

/s/ P. Jerome Richey		March 1, 2024
P. Jerome Richey	Trustee

/s/ John S. Walsh		March 1, 2024
John S. Walsh	Trustee